Silver Star Properties REIT Announces Fourth Self Storage Property Acquisition

HOUSTON — July 25, 2024 — Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) is a self-managed real estate investment trust that is currently repositioning in an orderly manner into the self-storage and single tenant real estate assets.

Gerald Haddock states, “As previously disclosed in our July 5, 2024 press release, the Company expected to close the Delray self-storage acquisition by the end of the month. We achieved that goal.”

On July 19, 2024, the Company completed its fourth self-storage property acquisition of a 907 unit, 81,370 square feet Class A facility located in Delray Beach, Florida. The Delray Beach storage facility was acquired at a cost of $26.5 million from an unrelated third party. The Delray Beach storage facility acquisition is an identified replacement property for previously sold legacy assets in furtherance of the Company’s pivot strategy and utilization of 1031 tax-free exchange transactions with a goal of eliminating or minimizing any tax cost.

Contact:
Investor and Media Relations
press@silverstarreit.com
1-877-734-8876
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Forward-Looking Statements: This press release contains certain forward-looking statements. Because such statements include risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and you should not place undue reliance on any such statements. Several important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.